Exhibit 5.3

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Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

September 6, 2012

Lloyds TSB Bank plc
Lloyds Banking Group plc
25 Gresham Street
London EC2V 7HN
United Kingdom

Ladies and Gentlemen:

Lloyds TSB Bank plc, a public limited company organized under the laws of England and Wales (the “Issuer”), and Lloyds Banking Group plc, a public limited company organized under the laws of Scotland (the “Guarantor”) have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3, File No. 333-167844, as amended by Post-Effective Amendment No. 1 thereto, File No. 333-167844-01 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), debt securities to be issued from time by the Issuer and guaranteed by the Guarantor (such debt securities, together with the corresponding guarantees, the “Shelf Securities”).  The Shelf Securities are comprised of securities designated either as Series A Notes (“the Series A Notes”) or as Series B Notes(the “Series B Notes”), and are to be issued on or after the date hereof.  The Series A Notes are to be issued pursuant to the senior debt securities indenture dated as of January 21, 2011 (the “Senior Indenture”) among the Issuer, the Guarantor and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Trustee”) as supplemented by the first supplemental indenture dated as of June 6, 2011, among the Issuer, the Guarantor, and The Trustee (the “First Supplemental Indenture,” and together with the Senior Indenture, the “Series A Indenture”.   The Series B Notes are to be issued pursuant to the Senior Indenture as supplemented by the second supplemental indenture dated as of November 25, 2011, among the Issuer, the Guarantor and the Trustee (the “Second Supplemental Indenture”, and together with the Senior Indenture, the “Series B Indenture”, and each of the Series A Indenture and Series B Indenture, an “Indenture”).

We, as your United States counsel, have examined such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had

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and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Issuer and the Guarantor that we reviewed were and are accurate and (vi) all representations made by the Issuer and the Guarantor as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we advise you that in our opinion, when

(i)	the specific terms of a particular tranche of Shelf Securities have been duly authorized and established in accordance with the applicable Indenture;

(ii)
in the case of Series A Notes, such Series A Notes have been duly executed and authenticated in accordance with the Series A Indenture, and in the case of Series B Notes, an authorized officer of the Trustee has notated the issuance of the Series B Notes in accordance with the relevant issuer order on Schedule 1 to the relevant master note as required by Section 3.03 B of the Series B Indenture; and

(iii)	such Shelf Securities have been delivered to the initial purchasers thereof against payment therefor;

such Shelf Securities will constitute valid and binding obligations of the Issuer and the Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including without limitation, concepts of good faith, fair dealing and the lack of bad faith).

In connection with the opinion expressed above, we have assumed that at the time of the delivery of any such Shelf Securities, (1) the terms and the offer and sale of such Shelf Securities have been duly authorized by the Issuer and the Guarantor and such authorization shall not have been modified or rescinded; (2) the Issuer is validly existing as a company in good standing under the laws of England and Wales; (3) the Guarantor is validly existing as a company in good standing under the laws of Scotland; (4) the Trustee is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (5) the Registration Statement is effective and such effectiveness shall not have been terminated or rescinded; (6) the execution, delivery and performance by the Issuer, the Guarantor and the Trustee of the Indentures and the execution, delivery, and performance by the Issuer and the Guarantor of the Shelf Securities (a) are within the corporate powers of the Issuer, the Guarantor and the Trustee, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Issuer, the Guarantor or the Trustee, (c) do not require any action by or in respect of, or filing with, any governmental body, agency or official, and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation, public policy or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Issuer, the Guarantor or the Trustee; (7) the Indentures have been duly authorized, executed and delivered by the Trustee; (8) the Indentures are valid, binding and enforceable agreements of the Trustee; and (9) no change in law affecting the validity or enforceability of the Indentures or the Shelf Securities has occurred.

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We express no opinion as to (i) provisions in the Indentures that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (ii) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Notes or (iii) the effectiveness of any service of process made other than in accordance with applicable law.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.  Insofar as the foregoing opinion involves matters governed by English law, we have relied, without independent investigation, on the opinion of Linklaters LLP, English legal counsel for the Issuer, dated September 6, 2012, to be filed by the Guarantor with the Commission on Form 6-K concurrently with this opinion, and our opinion is subject to the qualifications, assumptions and limitations set forth therein.  Insofar as the foregoing opinion involves matters governed by Scots law, we have relied, without independent investigation, on the opinion of Dundas & Wilson CS LLP, Scots legal counsel for the Guarantor, dated September 6, 2012, to be filed by the Guarantor with the Commission on Form 6-K concurrently with this opinion, and our opinion is subject to the qualifications, assumptions and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to a report on Form 6-K to be filed by the Guarantor and incorporated by reference into the Registration Statement.  In addition, if a pricing supplement is filed by the Issuer or the Guarantor with the Commission on any future date forming part of the Registration Statement relating to the offer and sale of any particular tranche of Shelf Securities and the pricing supplement contains our opinion substantially in the form set forth below, we consent to including that opinion as part of the Registration Statement and further consent to the reference to our name in the opinion.

“In the opinion of Davis Polk & Wardwell LLP, when the notes offered by this pricing supplement have been executed and issued by the Issuer and the Guarantor and authenticated by the trustee pursuant to the Indenture, and delivered against payment as contemplated herein, such notes will constitute valid and binding obligations of the Issuer, and the related guarantee will constitute a valid and binding obligation of the Guarantor, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  Insofar as this opinion involves matters governed by Scots law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Dundas & Wilson CS LLP, dated September 6, 2012 and filed by the Guarantor as an exhibit to a Report on Form 6-K on September __, 2012.  Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of

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Linklaters LLP, dated September 6, 2012 and filed by the Guarantor as an exhibit to a Report on Form 6-K on September __, 2012.  The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinions of Dundas & Wilson CS LLP and Linklaters LLP.  In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the notes, the trustee’s authorization, execution and delivery of the Indenture and its authentication of the notes, and the validity, binding nature and enforceability of the Indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated September 6, 2012, which was filed by the Guarantor as an exhibit to a Report on Form 6-K on September __, 2012.”

In giving our consents above, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Davis Polk & Wardwell LLP